Exhibit 99.1

RUBICON TECHNOLOGY LAUNCHES DIRECT DOSE RX – A DIRECT TO PATIENT PHARMACY SOLUTION

Stamford, Connecticut – May 23, 2019 – Rubicon Technology, Inc. (Nasdaq: RBCN) announced today it has acquired certain equipment and assets from a large Indiana based pharmacy operation, including its licenses to operate in 11 states. In addition to the acquired assets, Rubicon hired their highly skilled employees and was able to maintain the necessary licenses to continue to operate the pharmacy operations. Rubicon DTP LLC, a newly formed wholly owned subsidiary of Rubicon Technology, will primarily operate this business under the name Direct Dose Rx.

Direct Dose Rx is focused on the delivery of prescription medication, over-the-counter drugs and vitamins to skilled nursing facilities and hospitals for patients that are being discharged. Direct Dose Rx also intends to service retail customers who have monthly needs for multiple prescriptions, over-the-counter drugs and vitamins and who wants such medications delivered to their home. The delivered products are sorted by the dose, date and time to be taken and come in an easy to use perforated strip-packaging as opposed to separate pill bottles.

The services offered by Direct Dose Rx benefits patients, skilled nursing facilities and hospitals by dramatically reducing the risk of hospital readmissions.

“I am looking forward to working with the team at Direct Dose Rx to build a world class pharmacy operation that utilizes a transformative approach to medication delivery,” said Timothy Brog, the Chief Executive Officer of Rubicon Technology. “Although this type of transaction was not exactly what Rubicon was looking for, the low risk and high rewards of this investment are compelling.”

Any Rubicon Technology shareholder who orders from Direct Dose Rx, or refers it a viable customer, will receive for the initial order a $25 gift card to be used at Amazon, Walgreens or CVS.

About Rubicon Technology, Inc.

Rubicon Technology, Inc. owns Rubicon DTP LLC and Rubicon Technology Worldwide LLC. Rubicon Technology is also exploring various other alternatives to enhance stockholder value, including the acquisition of an existing business, establishing a new venture, or other investment opportunities in order to utilize its substantial net operating losses.

Rubicon Technology Worldwide LLC is an advanced materials provider specializing in monocrystalline sapphire products for optical systems and specialty electronic devices. Rubicon has a proprietary technology platform and expertise extending from the preparation of raw aluminum oxide through sapphire crystal growth and fabrication, enabling Rubicon to supply custom sapphire products with superior quality and precision. Rubicon is ISO 9001 certified and ITAR registered.

Forward-Looking Statements

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially therefrom.  These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates," “seeks,” “explores” or similar expressions.  These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements.  Such statements include, the pursuit or completion of any acquisition, sale, venture transaction or investment opportunity, or the Company’s ability to maximize the value of its sapphire business, real estate or excess assets, utilize its net operating losses or to enhance stockholder value. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2018 Annual Report on Form 10-K filed with the SEC on March 22, 2019.  The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements.  The Company disclaims any obligation to update forward-looking statements.

Contact: Rubicon Technology, Inc. Timothy E. Brog Chief Executive Officer (847) 295-7000